[CAMPBELL RESOURCES INC. LOGO]               120 Adelaide St. West
                                             Suite 1910
                                             Toronto, Ontario   M5H 1T1
                                             Telephone: 416/366-5201
                                             Fax: 416-367-3294
                                             email:cmorris@campbellresources.com





December 17,1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Re:      CAMPBELL RESOURCES INC. - FORM S-8

Dear Sirs:

         Reference is made to a Registration Statement on Form S-8 under the United States Securities Act of 1933 (the "Registration Statement") which is to be filed by Campbell Resources Inc. (the "Corporation") with the United States Securities and Exchange Commission. The Registration Statement relates to 3,500,000 Common Shares ("Common Shares") which may be issued pursuant to the Corporation's Employee Incentive Plan (the "Plan").

         I am Vice President, Secretary and General Counsel of the Corporation and have acted as counsel for the Corporation. I have examined the Plan, the Registration Statement and such other documents and corporate records and have considered such questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

         On the basis of the foregoing, in my opinion:

         1. the Corporation has been duly incorporated and is subsisting under the Canada Business Corporations Act; and

         2. the Common Shares issuable pursuant to the Plan have been duly and validly authorized for issuance by the Corporation and, upon issuance thereof and payment therefor in full in accordance with the Plan, will be fully paid and non-assessable and the holders thereof will have no personal liability as shareholders of the Corporation.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this opinion in the Registration Statement. I am qualified to practice law only in the Province of Ontario and I do not purport to be an expert on any laws other than the laws of the Province of Ontario and the laws of Canada applicable therein.

Yours very truly


/s/ Lorna D. MacGillivray
-------------------------
 Lorna D. MacGillivray